Exhibit 10.17

Schedule to Notes in Form of Executive Severance Agreement

Note (A)	Note (B)
KATHLEEN M. MAHONEY	December 2, 2013
EDWARD L. BRUNOT	December 3, 2013
Christopher P. Meyers	April 11, 2016

EXECUTIVE SEVERANCE AGREEMENT

THIS AGREEMENT is entered into as of      (B)     (the “Effective Date”), by and between SPARTANNASH COMPANY, a Michigan corporation (“SpartanNash”), and      (A)    (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive currently serves as a key employee of SpartanNash and/or its subsidiaries (the “Company”) and his services and knowledge are valuable to the Company in connection with the management of one or more of the Company’s principal operating facilities, divisions, or subsidiaries; and

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to secure Executive’s continued services and to ensure Executive’s continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as hereafter defined) of the Company, without concern as to whether Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage Executive’s full attention and dedication to the Company and/or its subsidiaries, the Board has authorized the Company to enter into this Agreement.

NOW, THEREFORE, THE COMPANY AND EXECUTIVE AGREE AS FOLLOWS:

1.	Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a)“Board” means the Board of Directors of the Company.

(b)“Cause” means (1) the willful and continued failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental injury or illness, or any such actual or anticipated failure resulting from Executive’s termination for Good Reason) after a demand for substantial performance is delivered to Executive by the Board (which demand shall specifically identify the manner in which the Board believes that Executive has not substantially performed

Executive’s duties); or (2) the willful engaging by Executive in gross misconduct materially and demonstrably injurious to the Company.  For purposes of this Section, no act or failure to act on the part of Executive shall be considered “willful” unless done or omitted to be done by Executive not in good faith and without reasonable belief that his action(s) or omission(s) was in the best interests of the Company.  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until the Company provides Executive with a copy of a resolution adopted by an affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive has been guilty of conduct set forth in subsections (1) or (2) above, setting forth the particulars in detail.  A determination for Cause by the Board shall not be binding upon or entitled to deference by any finder of fact in the event of a dispute, it being the intent of the parties that such finder of fact shall make an independent determination of whether the termination was for “Cause” as defined in (1) or (2) above.

(c)	“Change in Control” means:

(1)the acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, (C) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in clauses (i), (ii), and (iii) of subsection (c)(3) shall be satisfied, or (D) any acquisition by the Executive or any group of persons including the Executive; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(2)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the shareholders of the Company, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for

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director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall be deemed to have been a member of the Incumbent Board;

(3)the effective time and consummation of  a reorganization, merger, or consolidation approved by the shareholders of the Company unless, in any such case, immediately after such reorganization, merger, or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than (A) the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or (B) any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

(4)the effective time and consummation of  (i) a plan of complete liquidation or dissolution of the Company as approved by the shareholders of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company as approved by the shareholders of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained

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by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

Notwithstanding anything contained in this Agreement to the contrary, if Executive’s employment is terminated prior to a Change in Control and Executive reasonably demonstrates that such termination was at the request of or in response to a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a “Third Party”), and who subsequently effectuates a Change in Control, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of such termination of Executive’s employment.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Common Stock” means the common stock of the Company, no par value per share.

(f)“Date of Termination” means the effective date on which Executive’s employment by the Company terminates as specified in a Notice of Termination by the Company or Executive, as the case may be, in a manner that constitutes a “separation from service” as that term is defined by Section 409A of the Code. Notwithstanding the previous sentence, (i) if the Executive’s employment is terminated for Disability, as defined in Section 1(g), then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received, and (ii) if the Executive’s employment is terminated by the Company other than for Cause, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

(g)“Disability” means Executive’s failure to be available to substantially perform his duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive’s incapacity due to mental or physical illness.

(h)“Good Reason” means, without Executive’s express written consent, the occurrence of any of the following events after or in connection with a Change in Control:

(1)(i) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive’s position(s), duties, responsibilities, or status with the Company immediately prior to such Change in Control, (ii) a material adverse change in Executive’s positions, reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control, (iii) any removal or involuntary termination of Executive by the Company otherwise than as expressly permitted by this Agreement (including any purported termination of employment which is not effected by a Notice of Termination), or (iv) any failure to re-elect Executive to any position with the Company held by Executive immediately prior to such Change in Control;

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(2)a reduction by the Company in Executive’s rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(3)any requirement of the Company that Executive (i) be based anywhere other than the facility where Executive is located at the time of the Change in Control or reasonably equivalent facilities within Kent County, Michigan [in the case of Mr. Brunot, Norfolk, Virginia or the surrounding area] or (ii) engage in business travel to an extent substantially more burdensome than the travel obligations of Executive immediately prior to such Change in Control;

(4)the failure of the Company to continue the Company’s executive incentive plans or bonus plans in which Executive is participating immediately prior to such Change in Control or a reduction of the Executive’s target incentive award opportunity under any such bonus plan, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits or receives compensation as a substitute for such plans providing Executive with a substantially equivalent economic benefit;

(5)the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating immediately prior to such Change in Control, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits or receives compensation as a substitute for such plans providing Executive with a substantially equivalent after-tax economic benefit, or the taking of any action by the Company which would adversely affect Executive’s participation in or materially reduce Executive’s benefits under any such plan, (ii) provide Executive and Executive’s dependents with welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs, and policies of the Company in effect for Executive immediately prior to such Change in Control, (iii) provide other fringe benefits in accordance with the most favorable plans, practices, programs, and policies of the Company in effect for Executive immediately prior to such Change in Control, or (iv) provide Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company as in effect for Executive immediately prior to such Change in Control;

(6)the failure of the Company to pay any amounts owed Executive as salary, bonus, deferred compensation or other compensation;

(7)the failure of the Company to obtain any assumption agreement contemplated in Section 9(b);

(8)any purported termination of Executive’s employment which is not effected pursuant to a Notice of Termination which satisfies the requirements of a Notice of Termination; or

(9)any other material breach by the Company of its obligations under this Agreement.

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For purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive on the parties; except that an isolated and insubstantial action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive shall not constitute Good Reason.  Any event or condition described in this Section 1(h) which occurs prior to a Change in Control, but which Executive reasonably demonstrates was at the request of or in response to a Third Party who effectuates a Change in Control or who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason following a Change in Control for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

Executive may not terminate the employment for Good Reason unless:

(i)Executive notifies the Board in writing, within sixty (60) days after Executive becomes aware of the act or omission constituting Good Reason that the act or omission in question constitutes Good Reason and explaining why the Executive considers it to constitute Good Reason;

(ii)the Company fails, within ten (10) days after notice from Executive under (i) above, to revoke the action or correct the omission and make the Executive whole; and

(iii)Executive gives notice of termination within thirty (30) days after expiration of the ten (10) day period under (ii) above.

Executive’s failure to give notice as provided in (i) above will not waive Executive’s right to resign with Good Reason, provided that he follows the above procedure, with regard to any subsequent act or omission constituting Good Reason.

Executive need not fulfill the above conditions a second time if the Company repeats the act or omission constituting Good Reason.

(i)“Mandatory Retirement” means Executive’s involuntary retirement as required by a lawful Company policy requiring Executive to retire at or after age sixty‑five (65), but only if such policy is adopted by the Company before a Change in Control and only if such policy was not adopted by the Company at the request of or in response to a Third Party who subsequently effectuates a Change in Control.

(j)“Nonqualifying Termination” means a termination of Executive’s employment (1) by the Company for Cause, (2) by Executive for any reason (including a voluntary retirement) other than for Good Reason with Notice of Termination, (3) as a result of Executive’s death, (4) by the Company due to Executive’s Disability, unless within thirty (30) days after Notice of Termination is provided to Executive, Executive shall have returned (or offered to return, if not permitted by the Company to do so) to substantial performance of Executive’s duties on a full-time basis, or (5) as a result of Executive’s Mandatory Retirement.

(k)“Notice of Termination” means a written notice by the Company or Executive, as the case may be, to the other, which (1) indicates the specific reason for Executive’s termination, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment, and (3) specifies the Date of Termination.  The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall

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not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

(l)“Termination Period” means the period of time beginning with a Change in Control and ending two (2) years following the Change in Control.

2.

Term of Agreement.  This Agreement shall commence on the Effective Date and shall continue in effect until the Company has fulfilled all of its obligations under this Agreement following any termination of Executive’s employment with the Company.

3.

Severance Benefits.  If the employment of Executive with the Company shall terminate during the Termination Period in a manner that constitutes a “separation from service” as that term is defined by Section 409A of the Code, other than by reason of a Nonqualifying Termination, then Executive shall receive the following severance benefits as compensation for services rendered:

(a)Lump Sum Cash Payment.  On the tenth (10th) business day after the Date of Termination, Executive shall receive a lump sum cash payment in an amount equal to the sum of the following:

(1)Executive’s unpaid base salary from the Company through the Date of Termination at the rate in effect (without taking into account any reduction of base salary constituting Good Reason), just prior to the time a Notice of Termination is given plus any benefit awards (including both the cash and stock components) and bonus payments which pursuant to the terms of any plans have been earned and become payable, to the extent not theretofore paid.

(2)A bonus will be paid under the Company’s Annual Incentive Plan or any successor plan (“Annual Plan”) for the time Executive was employed by the Company in the fiscal year of termination, in an amount equal to the product of (i) the number of days Executive was employed by the Company prior to the Date of Termination in the year of termination divided by the number of days in the year, multiplied by (ii) 100% of the Executive’s current year target bonus (with such calculations to be made as though the target level has been achieved for each Performance Goal (as defined in the Annual Plan)).

(3)[If the Date of Termination occurs before November 19, 2015, an amount equal to one (1) times the sum of (i) and (ii) as follows, or if the Date of Termination occurs on or after November 19, 2015,]1 an amount equal to two (2) times the sum of [(i) and (ii) as follows]1 : (i) the higher of the Executive’s annual rate of base salary from the Company in effect on the Date of Termination or in effect on the day before the Change in Control; and (ii) the higher of (A) the Executive’s current year target bonus under the Annual Plan (with such calculations to be made as though the target level has been achieved for each performance goal (as defined in the Annual Plan)), or (B) the current‑year forecasted bonus under the Annual Plan as of the Date of Termination.

[1]	This text appears only in Ms. Mahoney’s agreement.

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(4)If Executive’s target bonus under the Annual Plan for the fiscal year in which the Date of Termination occurs has not been established by the Date of Termination, then the bonus amount under Section 3(a)(2)(ii) and the bonus amount under Section 3(a)(3)(ii) shall be the Executive’s target bonus under the Annual Plan for the fiscal year immediately preceding that in which the Date of Termination occurs (with such calculations to be made as though the target level has been achieved for each Performance Goal (as defined in the Annual Plan)).

(b)Benefits.  The Company shall provide Executive with the benefits, payments and reimbursements set forth in subsections (1) to (3) below.  The benefits provided for in this section are subject to the reimbursement or in-kind benefit conditions provided in Section 8 below.

(1)For the period beginning on the Date of Termination and ending on the earlier of (A) the end of the twenty-fourth (24th) month after the Date of Termination or (B) the date on which Executive receives a substantially equal benefit from a new employer, the Company will reimburse Executive for 100% of Executive’s cost to obtain health, dental and prescription drug benefits equal to those provided by the Company for the Executive and eligible dependents immediately before the Date of Termination.  Such reimbursement shall consist of the COBRA continuation cost for any portion of the above period that Executive is entitled to elect COBRA continuation coverage.  For any portion of the above period that Executive is not entitled to elect COBRA continuation coverage, such reimbursement shall be in the amount of the Executive’s cost to obtain equivalent coverage from another source.  Reimbursements under this Section 3(b)(1) will be made no later than thirty (30) days after Executive requests reimbursement, but in no event after the year following that in which the Executive incurs such expense.  Reimbursements under this Section 3(b)(1) will be reported as part of Executive's W-2 compensation and will be subject to Federal income tax withholding.

(2)For the period beginning on the Date of Termination and ending on the earlier of (A) the end of the twelfth (12th) month after the Date of Termination or (B) the date on which Executive receives a substantially equal benefit from a new employer, the Company will continue the Executive’s tax and financial planning benefit, with reimbursement of any costs incurred by Executive to obtain such benefits to be made to the Executive within thirty (30) days after Executive requests reimbursement, but in no event after the end of the year following that in which the Executive incurs such costs.

(3)For the period beginning on the Date of Termination and ending on the earlier of (A) the end of the twenty-fourth (24th) month after the Date of Termination or (B) the date on which Executive receives a substantially equal benefit from a new employer, the Company will continue all of the Executive’s Company funded life insurance coverage, or, if the Company’s life insurance program does not permit such continued coverage, the Company will pay the Executive’s cost to replace such coverage, with reimbursement of any costs incurred by Executive to replace such coverage to be made to the Executive within thirty (30) days after Executive requests reimbursement, but in no event after the end of the year following that in which the Executive incurs such costs.

In addition to the payments called for by Section 3(b)(1), (2) and (3) the Company shall make payments to Executive in the amount necessary to eliminate the income tax cost to Executive

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resulting from any conversion of such benefits from non‑taxable employee benefits to taxable benefits, payments or reimbursements.  Such additional payments shall be made at the same time that the Company reimburses the Executive under this Section 3(b).

(c)Outplacement Services.  The Company will provide the Executive with outplacement services through an outplacement services firm selected by the Company with the Executive’s approval, which shall not be withheld if the firm selected is reputable, at a cost not to exceed an amount equal to $25,000.  The timing of outplacement services to be received shall be determined by the Executive, provided that all costs under this subsection must be incurred, and all applicable payments to the outplacement firm made, not later than the last day of the second year following that in which the Date of Termination occurred.

(d)Certain Reductions Disregarded.  In computing the payments under subsections (a) through (c) above, any reduction in Executive’s base salary, bonus or fringe benefits shall be disregarded if such reduction constituted Good Reason as defined in Section 1(h) of this Agreement including the text before and in subsections (1) through (9) and the paragraph immediately following subsection (9), but excluding the remaining text of Section 1(h).

4.

Acceleration of Vesting Upon Change in Control. Effective at the time of a Change in Control, all unvested stock options and stock previously issued to Executive as to which rights of ownership are subject to forfeiture shall immediately vest; all risk of forfeiture of the ownership of stock or stock options and restrictions on the exercise of options shall lapse; and, Executive shall be entitled to exercise any or all options, such that the underlying shares will be considered outstanding at the time of the Change in Control. [This section 4 is not included in Mr. Meyers’ Agreement.]

5.

Delay in Payment to a Specified Employee.  Notwithstanding any other timing provision in this Agreement, if, at the time the payments would commence, Executive is a “Specified Employee” as defined by Section 409A of the Code, then no payment under this Agreement may be paid before the date that is six (6) months after Executive’s separation from service, except for payment of current compensation under Section 3(a)(1) and the acceleration of vesting under Section 4.  Payments to which Executive would otherwise have been entitled during that six (6) months will be accumulated and paid on the first day after six (6) months following the date of Executive’s separation from service.  All payments that would otherwise be made more than six (6) months following the date of Executive’s separation from service will be made in accordance with the general timing provisions described above.  If the six (6) month delay in payment to a Specified Employee applies and Executive dies before the end of the six (6) month period, the delay shall cease and payments shall begin upon Executive’s death.  Payments to which Executive would otherwise have been entitled during the delay shall be accumulated and paid on the tenth business day after Executive’s death.

6.

Parachute Payment Restrictions.  Notwithstanding any other provisions of this Agreement, if any payments or distributions by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (“Payments”)) (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 6, would trigger application of the excise tax imposed by Section 4999 of the Code, or any successor Code provision (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive’s Payments shall be payable as provided in (a) below.

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(a)Executive’s Payments shall be payable (i) in full (with Executive paying any excise taxes due), or (ii) in such lesser amount that would result in no portion of the Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code.

(b)If Executive’s Payments are to be reduced under Section 6(a)(ii), the Payments shall be reduced in the amount necessary to eliminate the Excise Tax in the following order: (i) the benefit under Section 3(c), (ii) the benefit under Section 3(b)(2), (iii) the payment under Section 3(a)(3), (iv) elimination of accelerated vesting under Section 4 (to be applied pro rata to all of Executive’s outstanding equity awards), and (v) the benefit under Section 3(b)(1).

(c)All determinations required to be made under this Section 6, including whether and when a reduction in the Payments is required under Section 6(a) and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of a request from the Company or Executive (collectively, the “Determination”).  In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the Determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  The Determination by the Accounting Firm shall be binding upon the Company and Executive; however, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Executive will have received amounts that should not have been paid (the “Overpayments”) or amounts were reduced that should have been paid (the “Underpayments”) under Section 6(a).   If the Accounting Firm determines, based on an Internal Revenue Service assertion that the Accounting Firm believes has a high probability of success, that an Overpayment has been made, any such Overpayment shall be deemed for all purposes to be a loan to Executive made on the date that Executive received the Overpayment and Executive shall repay the Overpayment to the Company on demand (but not less than ten days after Executive receives a written demand for payment from the Company) together with interest on the Overpayment at the applicable federal rate prescribed pursuant to Section 1274(d)(1)(A) of the Code (the “Applicable Federal Rate”) from the date of Executive’s receipt of the Overpayment until the date the Overpayment is repaid.  If the Accounting Firm, based on controlling precedent or substantial authority, determines that an Underpayment has been made, the Company will pay Executive an amount equal to the Underpayment in a lump sum within ten days of such determination together with interest on the Underpayment at the Applicable Federal Rate from the date such amount would have been paid to Executive until the date the Underpayment is paid.

7.

Withholding Taxes.  The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local, or other law, the Company is required to withhold therefrom.

8.

Reimbursement of Expenses.  If any contest or dispute shall arise under or related to this Agreement involving termination of Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the

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Company shall reimburse Executive, on a current basis, for all reasonable legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute regardless of the result thereof.  The reimbursement of an eligible amount must be made within thirty (30) days after Executive requests reimbursement, but in no event after the end of the year following that in which the Executive incurs such expense.  Any reimbursement or in-kind benefit provided for under this Agreement shall comply with the conditions on such payments required by Treasury Regulation § 1.409A-3(i)(1)(iv) as follows:

(a)The expenses eligible for reimbursement, or the provision of the in-kind benefits, shall be provided on an objectively determinable nondiscretionary basis.

(b)The reimbursement of expenses incurred, or the provision of the in-kind benefits, shall be provided during an objectively and specifically prescribed period.

(c)The amount of expenses eligible for reimbursement, or in-kind benefits provided, during Executive’s taxable year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.  Expenses eligible for reimbursement or the provision of in-kind benefits shall be provided pro rata monthly over the period of the benefits and may not be prepaid or delayed in any way that would affect the benefits provided in any other taxable year.

(d)The reimbursement of an eligible expense shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense was incurred.

(e)The right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

9.	Successors; Binding Agreement.

(a)This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company.  In the event of any such merger, consolidation, or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

(b)The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in this Section 9, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.  Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation, or transfer of assets shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive’s employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination.  For purposes of implementing the foregoing, the date on which any such merger, consolidation, or transfer becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Executive.

(c)This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees,

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devisees and legatees.  If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive’s estate.

10.

Notice.  For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or received by facsimile transmission or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

[Name]

[Address]

[City, State, Zip]

If to the Company:

SpartanNash Company

850 76th Street, S.W.

P. O. Box 8700

Grand Rapids, Michigan 49518-8700

Attention: Chief Legal Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.	Full Settlement; Resolution of Disputes.

(a)The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.  In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not Executive obtains other employment.

(b)If there shall be any dispute between the Company and Executive in the event of any termination of Executive’s employment then, until there is a final, nonappealable, determination pursuant to arbitration declaring that such termination was for Cause, that the determination by Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to Executive and his dependents or other beneficiaries, as the case may be, under Section 3, the Company shall pay all amounts, and provide all benefits, to Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 3 as though such termination were by the Company without Cause or by Executive with Good Reason; except that the Company shall not be required to pay any disputed amounts pursuant to this Section 11 except upon receipt of an undertaking by or on behalf of

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Executive to repay all such amounts to which Executive is ultimately determined by the arbitrator not to be entitled.

(c)Arbitration.  Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Grand Rapids, Michigan, in accordance with the rules of the American Arbitration Association then in effect, except that Executive shall be entitled to seek specific performance of his right to be paid pursuant to Section 11(b) during a dispute.  Judgment may be entered on the arbitration award in any court having jurisdiction.  The Company shall reimburse Executive for all reasonable costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11(c).  The reimbursement of an eligible amount must be made within thirty (30) days after Executive requests reimbursement, but in no event after the end of the year following that in which the Executive incurred the expense.

12.

Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to the principle of conflicts of laws.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

13.

Establishment of Trust.  Upon written request by Executive and except as provided below, immediately prior to a Change in Control, the Company shall establish and maintain a Trust in the form attached as Exhibit A.  Upon the occurrence of a Change in Control the Company shall pay into the Trust the amounts called for under Exhibit A (to be determined as of the Change in Control), and shall thereafter make such additional payments as called for under Exhibit A.  No payment to the Trust by the Company shall reduce the Company’s obligations to make payments to Executive under this Agreement. Notwithstanding the above, the Company shall not set aside, reserve or restrict (directly or indirectly) any assets to informally fund the Agreement, including, but not limited to, the Company’s obligation to establish and make payments to the Trust (but not the Company’s obligation to make payment to Executive when called for by this Agreement), if such action would result in inclusion of any amount in Executive’s taxable income under Section 409A(b) of the Code before such funds are paid to Executive

14.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

15.

Miscellaneous. No provision of this Agreement may be modified or waived unless such modification is agreed to in writing and signed by Executive and by a duly authorized officer of the Company, or such waiver is signed by the waiving party.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.  The rights of, and benefits payable to, Executive, his estate, or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate, or his beneficiaries under any other employee benefit plan or compensation program of the Company, except that no benefits pursuant to any other employee plan or compensation

13

program that become payable or are paid in accordance with this Agreement shall be duplicated by operation of this Agreement.  No agreements or representations, oral or otherwise, express or implied, with regard to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

16.

409A Compliance.  This Agreement is intended to comply with Section 409A and the regulations and guidance promulgated thereunder and shall be interpreted and operated consistently with those intentions.  The time and schedule of payment under this Agreement may not be accelerated or delayed for any reason except as permitted by Section 409A.  In addition to any other restriction in the Agreement, the Agreement may not be amended or terminated except in compliance with Section 409A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company.  Executive has executed this Agreement as of the day and year first written above.

/s/ (A) “Executive”	SPARTANNASH COMPANY By: /s/ Dennis Eidson Dennis Eidson Its President and Chief Executive Officer “Company”

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Exhibit A

SPARTANNASH COMPANY

EXECUTIVE SEVERANCE AGREEMENT

EXHIBIT A

EXECUTIVE BENEFIT TRUST

Dated: __________, 20__

TABLE OF CONTENTS

Page

SECTION 1	Establishment of the Trust2
1.1	Trust; Sub-Trusts2
1.2	Company Contributions2
1.3	Irrevocable3
1.4	Grantor Trust3
1.5	Limited Rights of Executive3
1.6	Acceptance by Trustee4
1.7	Committee; Absence of Committee or the Company4
1.8	Trust Funding Restrictions4
(a)	Covered Employees4
(b)	Offshore Trust5
(c)	The Company's Financial Health5
SECTION 2	Payments to Executives5
2.1	Payment Schedule5
2.2	Right To Payment5
2.3	Direct Payment by the Company6
2.4	Default Payment By Trustee6
2.5	Payment Deductions7
2.6	Limit On Payments; Company Obligation7
2.7	Missing Persons7
2.8	Documentation and Information for Trustee8
SECTION 3	Insolvency; Administration8
3.1	Insolvency8
3.2	Claims of General Creditors8
(a)	Duty to Inform; Notice8
(b)	Duty to Inquire8
(c)	Payments9
(d)	Resumption9
(e)	Omitted Payments9
SECTION 4	Payments to the Company9
4.1	General Limitation9
4.2	Trust Income10
SECTION 5	Administration of Trust10
5.1	In General10
5.2	Duties and Powers of Trustee10
(a)	Control, Manage, and Invest Assets10
(b)	Records; Reports10
(c)	Payments10
(d)	Acquire and Dispose of Assets11
(e)	Extend Due Dates11
(f)	Voting Rights11
(g)	Exercise Other Rights11
(h)	Employ Agents and Advisors11
(i)	Insure Assets11
(j)	Custodian11
(k)	Collection11
(l)	Registration and Holding of Trust Assets12
(m)	Claims12

i

(n)	Execute Documents12
(o)	Other Acts12
5.3	Limitation on Duties and Powers of the Trustee12
(a)	Custody and Protection13
(b)	Acquisitions13
(c)	Dispositions13
(d)	Accountings13
(e)	Authorized Actions13
(f)	Ministerial and Custodial Tasks13
5.4	Accounting by Trustee14
(a)	Records and Accounting14
(b)	Objection; Settlement14
(c)	Revision14
(d)	Sub-Trust Accounting15
(e)	Compensation and Expenses15
5.5	Carrying on a Business15
5.6	Fiduciary Duty of Trustee16
SECTION 6	Investment and Investment Managers16
6.1	Investment of Trust Assets16
(a)	SERP and Severance Agreement Sub-Trust Investment Authority16
(b)	SESP Sub-Trust Investment Authority16
(c)	Other Sub-Trust Investment Authority17
(d)	Short Term Investment Authority17
6.2	Investment Discretion17
SECTION 7	Resignation and Removal of Trustee18
7.1	Resignation of Trustee18
7.2	Removal of Trustee18
7.3	Appointment of Successor18
7.4	Duties of Predecessor Trustee and Successor Trustee18
7.5	Expenses19
SECTION 8	Amendment or Termination19
8.1	Amendment19
(a)	In General19
(b)	Trustee; Investment Manager19
8.2	Termination19
(a)	Timing20
(b)	Continuing Powers20
(c)	Assets20
(d)	Trust21
SECTION 9	Liability and Indemnification21
9.1	Liabilities Mutually Exclusive21
9.2	Indemnification21
SECTION 10	General Provisions22
10.1	Successor to the Company22
10.2	Merger of Trustee22
10.3	Nonalienation22
10.4	Severability22
10.5	Governing Law22
10.6	Notices23
10.7	Counterparts23
10.8	Gender and Number23

ii

10.9	Scope of this Agreement23
10.10	Statutory References23
10.11	Headings23
10.12	Section 409A24

iii

SPARTANNASH COMPANY

EXECUTIVE SEVERANCE AGREEMENT

EXHIBIT A

EXECUTIVE BENEFIT TRUST

This Agreement (the “Trust Agreement”) is made this ____ day of ________, 20__, by and between SpartanNash Company (the “Company”), a Michigan corporation, and _____________ (“Trustee”).

The Company has entered into an Agreement dated ____________, 20__ (the “Agreement”) with _____________________________.

The Company has established and maintains a Supplemental Executive Retirement Plan (“SERP”) and a Supplemental Executive Savings Plan (“SESP”) for a number of key executives, including the executives identified in Appendix A.  The Company has entered into Executive Severance Agreements (each a “Severance Agreement” and collectively the “Severance Agreements”) with a number of key executives, including the executives identified in Appendix A.  The SERP, the SESP and each Severance Agreement, together with each other designated plan, agreement or program providing for deferred compensation that is in effect as to any key executive identified in Appendix A at the time this Trust is created or funded, is an “Executive Compensation Plan” and collectively they are the “Executive Compensation Plans”.  Each executive identified in Appendix A is an “Executive” and collectively they are the “Executives”.

Appendix A shall be deemed amended from time to time to reflect the addition of each new plan, agreement or program designated by the Company as an Executive Compensation Plan for purposes of this Trust Agreement, the removal of any existing or new Executive Compensation Plan that is terminated in accordance with its terms by the Company, the addition of a new executive designated by the Company as an Executive with respect to one or more Executive Compensation Plans and the removal of an individual as an Executive with respect to one or more Executive Compensation Plans upon the full satisfaction of all liabilities to that Executive under that plan.

The Executive Compensation Plans are maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and are provided only to a select group of management and highly compensated employees.  The Company has incurred and expects in the future to incur liability under the Executive Compensation Plans with respect to one or more of the Executives or a beneficiary (“Beneficiary”) of a deceased Executive.  Each Executive Compensation Plan provides for the creation of a trust to hold assets relating to that liability.  The Company intends to establish this Trust (“Trust”) to satisfy its obligations to create a trust for the Executives and to facilitate meeting its obligations to the Executives under the respective Executive Compensation Plans.  However, because this Trust does not extend to key executives other than the Executives identified in Appendix A, the creation of this Trust does not fulfill its obligations to those other key executives under the Executive Compensation Plans as they may apply to those other executives.

In connection with the Agreement, the Company wishes to establish this Trust and to contribute to the Trust assets to be held in the Trust, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as defined in Section 3, until paid to the Executives or their beneficiaries in such manner and at such times as specified in the Executive Compensation Plans or otherwise disposed of as provided in this Trust Agreement.

The parties intend that this Trust shall constitute an unfunded arrangement that shall not affect the unfunded status of the Executive Compensation Plans.  It is the intention of the Company to make contributions to this Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Executive Compensation Plans, but the existence of this Trust will not in any way eliminate or decrease the Company’s liabilities to the Executives or Beneficiaries under the respective Executive Compensation Plans except to the extent assets of the Trust are actually used to pay benefits due to Executives.

Therefore, by this Trust Agreement the parties establish the Trust and agree that the Trust shall be comprised of the assets contributed to it and described in this Trust Agreement and shall be held, administered and disposed of as follows:

SECTION 1

Establishment of the Trust

1.1Trust; Sub-Trusts.

Notwithstanding this creation of a single trust for the Executive Compensation Plans, the Trustee at all times shall maintain separate sub-trusts for each Executive or Beneficiary with respect to each of the Executive Compensation Plans under which the Executive or Beneficiary has rights (each a “Sub-Trust” and collectively the “Sub-Trusts”).  The three Sub-Trusts for each current Executive based on the SERP, the SESP and the respective Severance Agreements are identified in Appendix A.  Additional sub-trusts will be created as necessary as additional Executives acquire rights under an Executive Compensation Plan and as new Executive Compensation Plans are created.

Notwithstanding any other provision in this Trust Agreement, except as otherwise expressly specified in this Trust Agreement, the provisions of this Trust Agreement shall apply separately to each Sub-Trust maintained for each Executive or Beneficiary with respect to each Executive Compensation Plan, including but not limited to the accounting provisions of Section 5.4. Further, except as provided in Section 8.2(c), no assets of any Sub-Trust may be used for the benefit of any Executive or Beneficiary other than the Executive or Beneficiary with respect to whom the Sub-Trust is designated in Appendix A.

1.2Company Contributions.

No later than the effective time of a “Change in Control” of the Company, as defined in the Executive Severance Agreements (the “Effective Time”), or as soon thereafter as permitted by Section 1.8, the Company will make an initial irrevocable contribution to each Sub-Trust as specified in Appendix A that equals a reasonable, good faith estimate of 100% of the amount necessary to pay the Executive to whom the Sub-Trust relates the total amount due and potentially due to the Executive under the Executive Compensation Plan to which the Sub-Trust relates.  The Company shall make the contributions in cash.

In the event the value of the assets in a Sub-Trust, determined as of the last day of each Plan Year of the Executive Compensation Plan to which the Sub-Trust relates pursuant to the accounting procedures set forth in this Trust Agreement, is less than 100% of the amount necessary to pay the applicable Executive the amount the Executive could be entitled to under the applicable Executive Compensation Plan, determined as of such date by the Trustee, the Company shall deposit additional funds into each applicable Sub-Trust sufficient to bring the value of the assets in each Sub-Trust to that 100% threshold within 30 days after receiving notice from the Trustee that additional contributions are needed to attain the 100% level of funding for each Sub-Trust or as soon thereafter as permitted by Section 1.8.

The Company, in its sole discretion but subject to Section 1.8, at any time and from time to time, may make additional deposits in excess of the amounts provided above to one or more Sub‑Trusts of cash or other property acceptable to the Trustee to augment the principal and to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.  Neither the Trustee nor any Executive or Beneficiary shall have any right to compel such additional deposits.

1.3Irrevocable.

Prior to the Effective Time, the Trust shall be revocable by the Company.  On and after the Effective Time, the Trust shall be irrevocable, except that each Sub-Trust shall be revocable with the written consent of the Company and the Executive for whom the Sub-Trust was created, and each Sub-Trust is subject to Sections 2.7 and 8.2(c).

1.4Grantor Trust.

The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

1.5Limited Rights of Executive.

The principal and earnings of each Sub-Trust shall be held separate and apart from other funds of the Company and each other Sub-Trust and except as provided herein shall be used exclusively for the uses and purposes of the applicable Executive, Beneficiary and general creditors and for the payment of related fees and expenses as set forth herein.  No Executive or Beneficiary shall have a preferred claim on, or a beneficial ownership interest in, any assets of the Trust or any Sub-Trust.  The rights created under the Executive Compensation Plans and this Trust Agreement shall be mere unsecured contractual rights of each Executive and Beneficiary against the Company.  Assets held in the Trust or Sub-Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1.

1.6Acceptance by Trustee.

The Trustee accepts its duties and obligations as Trustee under this Trust Agreement, agrees to accept funds delivered to it by the Company, and agrees to hold, manage, administer, and apply all Trust assets in accordance with the terms and conditions of this Trust Agreement.

1.7Committee; Absence of Committee or the Company.

The Compensation Committee (“Committee”) of the Board of Directors of the Company, or another committee designated by the Board of Directors, shall have the powers, rights, and duties of the Committee described in this Trust Agreement.  The highest ranking human resources officer of the Company will certify to the Trustee from time to time the names of the members of the Committee.  The Trustee may rely on the most recent certificate without further inquiry or verification.  The Trustee also may rely on minutes and other written communications, certified by the secretary or acting secretary of the Committee or the highest ranking human resources officer of the Company, as accurately setting forth any action or decision by the Committee.

If for any period there are no members of the Committee, or the Committee is unable to exercise its powers and duties under this Trust Agreement, the Board of Directors of the Company shall act on behalf of, and shall have all of the powers, rights, and duties otherwise reserved to, the Committee.  The

Company warrants that all directions and authorizations by the Committee, or by the Board of Directors, whether for the payment of money or otherwise, will comply with the provisions of each Executive Compensation Plan and this Trust Agreement.

In the event that the Company no longer exists and there is no successor to the Company, the Trustee shall have all of the powers and duties (other than any contribution requirement) of the Company and the Committee under this Trust Agreement and, in its sole discretion, shall determine and make all payments from Trust assets due Executives and Beneficiaries under the Executive Compensation Plans or due general creditors under Section 3.

1.8Trust Funding Restrictions.

Notwithstanding the general rules of this Trust Agreement, including but not limited to the funding obligations of Section 1.2, the Company’s obligation to establish and make payments to the Trust (but not the Company’s obligations to make payment to an Executive or Beneficiary when called for by an Executive Compensation Plan) is subject to the restrictions of Section 409A(b) of the Code as follows:

(a)Covered Employees.

The Trust will not be established or funded for a Covered Employee during a Restricted Period.  This restriction shall not apply to funds contributed to the Trust before a Restricted Period.

(i)Covered Employee Defined.  A “Covered Employee” means an “Applicable Covered Employee” as defined by Section 409A(b)(3)(D)(i) of the Code.

(ii)Restricted Period Defined.  “Restricted Period” has the meaning provided in Section 409A(b)(3)(B) of the Code.

(b)Offshore Trust.

Notwithstanding anything else in this Trust Agreement, the Trust, including any assets of the Trust, may not be located or transferred outside the United States unless substantially all of the services to which the payments under the applicable Executive Compensation Plan relate are performed in such jurisdiction.

(c)The Company’s Financial Health.

Notwithstanding anything else in this Trust Agreement, the Trust may not be established or funded if such establishment or funding will result in inclusion of trust funds in Executive’s taxable income under Section 409A(b)(2) of the Code before such funds are paid to Executive.

SECTION 2

Payments to Executives

2.1Payment Schedule.

The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Executive (and his or her Beneficiaries) or a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Executive Compensation Plans), and the time of commencement for payment of such amounts. Except as otherwise provided in this Trust Agreement, the Trustee shall make payments to the Executives and their Beneficiaries in accordance with the Payment Schedule, formula or payment instructions. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Executive Compensation Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

2.2Right To Payment.

The entitlement of an Executive or Beneficiary to benefits under the applicable Executive Compensation Plan shall be determined by the Company or such party as it shall designate under the Executive Compensation Plans (other than any Executive or Beneficiary), and any claim for benefits shall be considered and reviewed under the procedures set forth in the applicable Executive Compensation Plan.  However, notwithstanding that general rule, after the Effective Time, the dispute resolution procedure and arbitration provisions of the Executive’s Severance Agreement shall be substituted for the claims procedure set forth in each of the Executive Compensation Plans, subject to the limitations of Section 3.  Further, in the event of a dispute between an Executive and the Company after the Effective Time involving any of the Executive Compensation Plans, the determinations of the Company (or any plan administrator) shall not be entitled to deference, it being the intent of the parties that there shall be independent determinations of any disputed fact or issue through the dispute resolution and arbitration procedures.

2.3Direct Payment by the Company.

The Company may make direct payments to each eligible Executive or Beneficiary as benefits become due under the terms of the applicable Executive Compensation Plan.  The Company shall notify the Trustee in writing of its decision to make such payments directly prior to the time amounts are payable to Executives or their Beneficiaries.  Subject to Section 3, the Company may direct the Trustee in writing to reimburse the Company from the Trust, and debit the applicable Sub-Trust of the applicable Executive, for amounts the Company paid directly to the Executive or Beneficiary on or after the date the funding obligations of Section 1.2 have been met.  Subject to Section 3, the Trustee shall reimburse the Company for such payments promptly after the Trustee receives satisfactory written evidence that the Company has made the direct payments.  In addition, if the principal of the Trust (including any Sub-Trust), and any earnings thereon, are not sufficient to pay any portion of any benefit in accordance with the terms of the Executive Compensation Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

2.4Default Payment By Trustee.

Upon receipt of a written notice from an Executive or Beneficiary that a payment is due with respect to the Executive under an Executive Compensation Plan and that amounts due have not been paid, the Trustee shall notify the Company in writing that an Executive or Beneficiary has made a claim for benefits.  The Company shall have ten (10) days from the receipt of such notice in which to provide the Trustee a written notice disputing the right to payment from the Trust.  If the Company does not respond within the time specified in the preceding sentence and no Insolvency has occurred or any Insolvency is no longer continuing, the Trustee shall make the payment or payments due each Executive or Beneficiary in the required amount as due, subject to Section 2.6 below.

If the Company disputes the Executive’s or Beneficiary’s right to payment from the Trust, the Trustee, the Executive or the Company may initiate proceedings to settle the dispute.  Notwithstanding the claims procedures governing the applicable Executive Compensation Plan, any such dispute under this Trust Agreement shall be settled exclusively by arbitration in Grand Rapids, Michigan, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction.

The Company shall reimburse the Executive and the Trustee for all reasonable costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 2.4.  The reimbursement of an eligible amount must be made within thirty (30) days after the Executive or the Trustee requests reimbursement, but in the case of an Executive in no event after the end of the year following that in which the Executive incurred the expense.

In the event of such a dispute involving a Severance Agreement, subject to the limitations of Section 3, until there is a final, nonappealable, determination pursuant to arbitration regarding the Executive’s or Beneficiary’s right to payment the Trustee shall pay all such disputed amounts and provide all benefits under the Severance Agreement to Executive or the Beneficiary; provided, however, the Trustee shall not make any such payments except upon receipt of an undertaking by or on behalf of Executive to repay all such amounts to which Executive or Beneficiary is ultimately determined by the arbitrator (or other final determination) not to be entitled.

The Company waives all rights to contest any payment by the Trustee pursuant to this Section 2.4 except in the event of intentional misconduct by the Trustee or a violation of Section 3.  Nothing in this Section 2.4 shall require the Trustee to undertake an independent determination or payment.

2.5Payment Deductions.

Except as otherwise provided in this Trust Agreement, the Trustee shall make the payment or payments to each eligible Executive or Beneficiary and shall debit each payment from the applicable Sub-Trust.

2.6Limit On Payments; Company Obligation.

In no event shall a payment from the Trust to or with respect to an Executive under an Executive Compensation Plan exceed the amount allocated to the applicable Sub-Trust at the time of the payment.  The Company shall be solely responsible for, and shall make as due, all required payments to or with respect to an Executive under the applicable Executive Compensation Plan that are not made from the Trust.

2.7Missing Persons.

If the recipient entitled to any payment to be made by the Trustee from the Trust cannot be located directly by the Trustee through reasonable efforts, the Trustee shall notify the Committee of that fact.  The Trustee shall then determine whether to continue to issue payments to or on behalf of the recipient, to discontinue payments pending the receipt of further information, or to terminate the Sub‑Trust with regard to that recipient.  The Trustee shall use reasonable efforts to determine the status of the recipient and may, but shall not be required to, seek a judicial determination of the recipient’s status or the action to be taken by the Trustee under this Section 2.7.  The Trustee thereafter shall have no obligation to search for or ascertain the whereabouts of any payee under this Trust Agreement.

2.8Documentation and Information for Trustee.

The Company at all times shall provide the Trustee with current copies of all Executive Compensation Plans for which the Trust is established and maintained from time to time, including amendments, and shall notify the Trustee when any Executive Compensation Plan is modified or terminated or a new Executive Compensation Plan is created.  At least annually, the Company also shall provide the Trustee with updated information concerning the amounts payable with respect to each Executive under each Executive Compensation Plan and the underlying information necessary for calculating the amounts due.

SECTION 3

Insolvency; Administration

3.1Insolvency.

Notwithstanding any other provision of this Trust Agreement, the Trustee shall cease payment of benefits from the Trust to any Executive or Beneficiary, and shall cease any reimbursements to the Company, if the Company is Insolvent.  The Company shall be considered “Insolvent” for purposes of this Trust Agreement if the Company is (a) unable to pay its debts as they become due, (b) subject to a pending proceeding as a debtor under the United States Bankruptcy Code or (c) determined to be insolvent by a governing federal or state regulatory agency.

3.2Claims of General Creditors.

At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(a)Duty to Inform; Notice.

The Board of Directors and the highest ranking officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.  If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments from the Trust to Executives and Beneficiaries and shall discontinue reimbursements to the Company.

(b)Duty to Inquire.

Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(c)Payments.

If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Executives and Beneficiaries, shall discontinue reimbursements or Sub-Trust termination payments to the Company, and shall hold the assets of the Trust for the benefit of the Company’s general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of any Executive or Beneficiary to pursue rights as a general creditor of the Company with respect to benefits due under the applicable Executive Compensation Plan or otherwise.  Any assets of the Trust used for the benefit of creditors as provided above shall be debited from each Sub-Trust in proportion to the assets of Sub-Trust relative to the assets of the Trust as a whole.

(d)Resumption.

The Trustee shall resume payments from the Trust to Executives and Beneficiaries and reimbursements to the Company in accordance with  Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

(e)Omitted Payments.

Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to this Section 3.2 and subsequently resumes such payments, the first payments following such discontinuance shall include the aggregate amount of all payments due to Executives and Beneficiaries under the terms of the Executive Compensation Plans for the period of such discontinuance, plus interest at the applicable federal rate as published by the IRS for the applicable period, less the aggregate amount of any payments made by the Company in lieu of the payments provided for under this Trust Agreement during the period of discontinuance.

SECTION 4

Payments to the Company

4.1General Limitation.

Except as otherwise provided in this Trust Agreement, after the Trust has become irrevocable, the Company shall not have any right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before payment of all benefits has been made to the Executives and Beneficiaries pursuant to the terms of this Trust Agreement and the applicable Executive Compensation Plans.

4.2Trust Income.

During the term of this Trust, except to the extent explicitly provided otherwise in this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 5

Administration of Trust

5.1In General.

The Trust and all Trust assets shall be administered by the Trustee pursuant to all of the express and implied duties and powers and subject to all express and implied conditions and limitations contained in or derived from the provisions of this Trust Agreement and conferred and imposed by applicable law.  All rights associated with administration of the Trust and with Trust assets shall be exercised by the Trustee, the Committee, or the Company or a person designated by the Trustee, the Committee, or the Company, as provided in this Trust Agreement, and in no event shall such rights be exercisable by or rest with any Executive or Beneficiary, except to the extent that approval of an amendment of the Trust Agreement or removal of the Trustee and appointment of a successor Trustee is reserved to the Executive.

5.2Duties and Powers of Trustee.

In addition to the duties and powers set forth in other provisions of this Trust Agreement, and subject to all applicable conditions and limitations, the Trustee shall have the following duties and powers with respect to the Trust:

(a)Control, Manage, and Invest Assets.

To the extent necessary to carry out the investment responsibilities in Section 6, to hold, manage, improve, repair, control and invest all assets forming part of the Trust;

(b)Records; Reports.

To maintain records and to prepare and file reports required by law to be filed by the Trustee or required by agreement with the Company or by this Trust Agreement;

(c)Payments.

To make payments and distributions from the fund as provided in this Trust Agreement, including benefits that have become payable under the applicable Executive Compensation Plan pursuant to Section 2 or that are required to be made to the general creditors of the Company as set forth in Section 3;

(d)Acquire and Dispose of Assets.

To the extent necessary to carry out the investment responsibilities in Section 6, to purchase, sell, convey, exchange, lease, convert, transfer, divide, repair, partition, consent to partition, or otherwise acquire or dispose of any property at any time held in trust under this Trust Agreement by public or private transaction, for the consideration and upon the terms and conditions determined by the Trustee;

(e)Extend Due Dates.

To the extent necessary to carry out the investment responsibilities in Section 6, to extend the time of payment of any investment obligation held by it;

(f)Voting Rights.

To exercise all voting rights with respect to property held in the Trust directly or by proxy, with or without the power of substitution, and to delegate the Trustee’s powers and discretions with respect to such property to any such proxy;

(g)Exercise Other Rights.

To the extent necessary to carry out the investment responsibilities in Section 6, to exchange securities, to  sell or exercise subscription, conversion, and other rights and options, and make payments from the Trust in connection with that action, with respect to any property held in the Trust;

(h)Employ Agents and Advisors.

To engage as reasonably necessary agents, attorneys, accountants, and other persons (who also may be employed by the Company or the Committee), to delegate duties and discretionary powers to such persons, and to reasonably rely upon information and advice furnished by such persons; provided that each delegation and acceptance of duties and powers shall be in writing; and provided further that the Trustee may not delegate its responsibilities for the management and control of the assets of the Trust;

(i)Insure Assets.

To insure Trust assets when appropriate (as determined by the Trustee in its discretion) through a policy or contract of casualty insurance;

(j)Custodian.

To keep on deposit with a custodian in the United States any part of the Trust;

(k)Collection.

To demand, collect, and receive the principal, dividends, interest, other income and all other money or property due the Trust;

(l)Registration and Holding of Trust Assets.

To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities; to deposit or to arrange for the deposit of such securities with any depository or other securities clearing entity, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons; or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust;

(m)Claims.

To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it may incur;

(n)Execute Documents.

To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted in this Trust Agreement; and

(o)Other Acts.

To perform all other acts the Trustee deems necessary, suitable, or desirable for the control and management of the Trust and discharge of its duties.

Notwithstanding the foregoing, the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

5.3Limitation on Duties and Powers of the Trustee.

Unless expressly provided for in this Trust Agreement or otherwise properly delegated and assumed by agreement of the Trustee, the Trustee shall not be required to exercise a duty or power of the Company, the Committee, or any other fiduciary under this instrument.

If the Trustee appoints an investment manager to manage and invest some or all of the Trust assets (an “Investment Manager”), the Investment Manager shall have, and the Trustee shall not have, the express and implied duties and powers under this Trust Agreement with respect to investment of Trust assets subject to the Investment Manager’s control.  The Trustee shall have no obligation or power to exercise discretionary authority or control with respect to investment of the assets managed by the Investment Manager, or to render advice regarding the investment of such assets.  The Trustee shall not be liable for the investment performance of the assets managed by the Investment Manager, other than as provided in Section 6.2.  The powers and duties of the Trustee with respect to such Trust assets shall be limited to the following:

(a)Custody and Protection.

To act as custodian of the Trust assets not transferred to the custody of the Investment Manager or another custodian, and to protect the assets in its custody from loss by theft, fire, or other cause;

(b)Acquisitions.

To acquire additional assets for the Trust in accordance with the direction of the Investment Manager;

(c)Dispositions.

To sell or otherwise dispose of Trust assets in accordance with the direction of the Investment Manager;

(d)Accountings.

To account for and render accountings with respect to the Trust, except for assets held by another custodian;

(e)Authorized Actions.

To take authorized actions for and on behalf of the Trust in accordance with the direction of the Investment Manager; and

(f)Ministerial and Custodial Tasks.

To perform other ministerial and custodial tasks in accordance with the direction of the Investment Manager.

If Trust assets are transferred to another custodian, that custodian shall have, and the Trustee shall not have, the duties and powers set forth under Section 5.2 with respect to those assets.

Except as provided in Section 6.2, the Trustee shall have no liability or responsibility for any loss resulting to the Trust by reason of the sale or purchase of any investment directed by an Investment Manager or by reason of the failure to take any action with respect to any investment that was acquired pursuant to any such direction in the absence of further directions of such Investment Manager.  The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Investment Manager which the Trustee believes to be genuine and to have been issued by the Investment Manager.

5.4Accounting by Trustee.

(a)Records and Accounting.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee.  As soon as reasonably practicable following the close of each calendar year and each other valuation date agreed by the Company and the Trustee, and after the removal or resignation of the Trustee, the Trustee shall deliver to the Committee an account of its administration of the Trust during such year, or during the period from the close of the last valuation period to the date of the removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or valuation period, or as of the date of such removal or resignation, as the case may be.

(b)Objection; Settlement.

The Committee may object to an accounting within 180 days after it is furnished and require that it be settled by an audit by a qualified, independent certified public accountant.  The auditor shall be chosen by the Trustee from a list of at least three such accountants furnished by the Committee at the time the audit is requested.  Either the Committee or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit.  All expenses of any audit or court proceedings, including reasonable attorney fees, shall be allowed as administrative expenses of the Trust and paid by the Company.

(c)Revision.

If the Committee does not object to an accounting within the time provided, the account shall be deemed settled and final for the period covered by it.  Notwithstanding the preceding sentence, the Trustee agrees it will, at reasonable cost, revise any accounting if determined by the Company to be necessary due to a latent error or omission and will do so at no cost to the extent the error or omission was the fault of the Trustee.

(d)Sub-Trust Accounting.

The Trustee shall maintain a recordkeeping account for each Sub-Trust that, pursuant to rules established by the Trustee, will reflect with respect to each Sub-Trust:

(i)Deposits.  Deposits made by the Company to the Sub-Trust pursuant to

Section 1 of this Trust Agreement;

(ii)Income.  Income, losses, and appreciation or depreciation in the value of Sub‑Trust assets resulting from investment of the assets;

(iii)Payments.  Payments made from the Sub-Trust to the Executive or Beneficiary and to the Company; and

(iv)Other.  Any other amounts charged to the Sub-Trust, including administrative and investment expenses as described in this Trust Agreement.

The accounting provisions of this Section 5.4 shall be applied separately to each Sub‑Trust maintained for each Executive under each applicable Executive Compensation Plan.

(e)Compensation and Expenses.

The Company shall pay directly reasonable compensation of the Trustee and all expenses reasonably incurred by the Trustee and the Committee in the administration of this Trust, including compensation of agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Committee, and including indemnification costs described in Section 9.2, and including any other amounts owed to Trustee or expenses of the Trust under this Trust Agreement other than as provided in the following sentence.  Expenses solely attributable to investment of the Trust assets, such as investment manager fees, load or other commission fees, brokerage, postage, express or insurance charges, and stock transfer stamps expense, shall be paid from the Trust to the extent not paid directly by the Company and shall be charged to each Sub-Trust in proportion to the assets in the Sub-Trust.

To the extent such compensation and expenses remain unpaid forty-five (45) days after mailing of an invoice for the same by the Trustee to the Company, the Trustee may notify the Company of its intent to pay the amounts due from the Trust.  If any amount remains unpaid thirty (30) days after mailing of the notice of intent to pay from the Trust, the Trustee may pay such compensation and expenses from the Trust.  Expenses paid from the Trust shall be charged to each Sub-Trust in proportion to the assets in the Sub-Trust.

5.5Carrying on a Business.

Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains from that business within the meaning of Section 301.7701-2 of the Treasury Regulations promulgated pursuant to the Code.

5.6Fiduciary Duty of Trustee.

The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

SECTION 6

Investment and Investment Managers

6.1Investment of Trust Assets.

(a)SERP and Severance Agreement Sub-Trust Investment Authority.

The Trustee may only invest SERP and Severance Agreement Sub-Trust assets in investment grade debt securities as provided in this Section 6.1(a) and shall invest those assets with the goal of preserving principal and maintaining liquidity.  SERP and Severance Agreement Sub-Trust assets may be invested and reinvested in any readily marketable investment grade debt securities, such as preferred stocks; corporate bonds; municipal bonds; notes; debentures; certificates of deposit or demand or time deposits, including any such deposits with the Trustee; and obligations of the United States.   Notwithstanding these general rules, the Trustee shall not invest SERP or Severance Agreement  Sub-Trust assets in any security (including stock or rights to acquire stock) issued by the Company or any affiliate other than a de minimis amount held in a mutual fund.

(b)SESP Sub-Trust Investment Authority.   The "Investment Results” (as such term is defined in Section 2.19 of the SESP) of the SESP Accounts shall be determined in accordance with Section 4.5 of the SESP and amounts credited to an Executive's SESP Sub-Trust shall be determined in accordance with those Investment Results.  Notwithstanding the foregoing, and notwithstanding Sections 2.19 and 4.5 of the SESP, after the Effective Time the Plan Administrator of the SESP (as defined in Section 2.24 of the SESP) may determine that some or all of the investment funds will no longer be available to Executives participating in the SESP for purposes of determining the Investment Results to be credited to an Executive's SESP Sub-Trust.  If the SESP Plan Administrator makes such a determination, an Executive may choose among the remaining investment funds made periodically available by the SESP Plan Administrator for the purpose of determining the Investment Results credited to that Executive's SESP Sub-Trust.  Notwithstanding these general rules, after the Effective Time the Trustee shall not invest in any security (including stock or rights to acquire stock) or obligations issued by the Company or any affiliate other than a de minimis amount held in a mutual fund.

Notwithstanding anything to the contrary contained in this Section 6.1(b), however, the Trustee shall be under no obligation to make actual investments that correspond to the Executive's investment elections, even though the Executive's elections are used to determine the Investment Results on the Executive's SESP Sub-Trust.

If at any time no investment funds are made available, the Trustee shall invest the SESP Sub-Trust assets as provided in Section 6.1(a), above, and the Investment Results of the SESP Accounts shall be determined based on the actual investment experience of the Trustee with respect to those SESP Sub-Trust assets.

The provisions of this Section 6.1(b) constitute an amendment of Sections 2.19 and 4.5 of the SESP in accordance with Section 8.2 of the SESP, effective at the Effective Time.

(c)Other Sub-Trust Investment Authority.    Any additional sub-trusts created in accordance with Section 1.1 shall be invested as provided in Section 6.1(a).

(d)Short Term Investment Authority.

Trust assets may be held uninvested only for such reasonable periods as are necessary to invest new assets deposited in Trust or to clear investment transactions and reinvest the proceeds.  The Trustee may hold reasonable amounts of assets invested only in an appropriate daily or other short-term investment alternative for a reasonable period of time pending payment of benefits, payment of expenses or other distributions, or pending availability of other investments.

6.2Investment Discretion.

Except as provided in Section 6.1, the Trustee shall have sole and absolute discretion in the management and investment of the fund and in exercising investment responsibility shall have all the duties and powers set forth under Section 5.2.  The Company and the Committee shall not have any of the express or implied duties and powers contained in this Trust Agreement with respect to the control, management and investment of Trust assets and shall not have any power to approve or withhold approval of any action by the Trustee with respect to the control, management and investment of the Trust.  The Trustee shall have the sole right to retain or discharge Investment Managers and related custodians, and to determine the terms of the engagement of any Investment Manager and related custodian.

The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an Investment Manager, which may be an affiliate of the Trustee.  In the event the Trustee appoints an affiliated Investment Manager, the Trustee shall remain, at all times, responsible for the acts of the affiliated Investment Manager.  In all cases, the Trustee may not appoint an Investment Manager if the appointment will increase the cost or expense to be paid by the Company unless the Company consents to the appointment.

SECTION 7

Resignation and Removal of Trustee

7.1Resignation of Trustee.

The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

7.2Removal of Trustee.

The Trustee may be removed by the Company only with the consent of a majority of the total number of Executives and Beneficiaries of deceased Executives who remain entitled to benefits under the Executive Compensation Plans at such time.

7.3Appointment of Successor.

Subject to Sections 7.1 and 7.2 of this Trust Agreement, if the Trustee resigns or is removed, a successor that is independent of the Company shall be appointed by the Company as provided in this Section 7.3.   If a Trustee desires to resign or is removed, a successor Trustee, which shall be the trust department of a bank or trust company ranked among the 50 largest banks in size of total assets in the United States, shall be appointed by the Company with the consent of a majority of the total number of Executives and Beneficiaries of deceased Executives who remain entitled to benefits under the Executive Compensation Plans at such time.  In the event the Company does not appoint a successor Trustee, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions.  The appointment of the successor shall be effective when accepted in writing by the new Trustee or as of such later date or dates when Trust assets are delivered to the successor Trustee.

7.4Duties of Predecessor Trustee and Successor Trustee.

Upon the resignation or removal of the Trustee and appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the assets of the Trust to such successor after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, or taxes then or thereafter chargeable against the Trust.  The transfer shall be completed within 10 days after receipt of notice of resignation or removal, unless the Company extends the time limit.  A Trustee that resigns or is removed shall promptly furnish to the Committee and the successor Trustee a final account of its administration of the Trust.  A successor Trustee shall succeed to all rights in and ownership of the predecessor Trustee in the assets of the Trust and the predecessor Trustee shall deliver the property comprising the Trust to the successor Trustee together with any instruments of transfer, conveyance, assignment, and further assurances as the successor Trustee may reasonably require.  Each successor Trustee shall have all the powers, rights, and duties conferred by this Trust Agreement as if named the initial Trustee.  Subject to applicable law, no Trustee shall be personally liable for any act or failure to act of a predecessor or successor Trustee.

7.5Expenses.

All reasonable expenses of any resigning or removed Trustee, including the reasonable cost of any court proceeding deemed necessary by the resigning or removed Trustee, shall be administrative expenses paid by the Company.

SECTION 8

Amendment or Termination

8.1Amendment.

(a)In General.

This Trust Agreement as a whole or its provisions governing a particular Sub-Trust may be amended by a written instrument executed by the Trustee and the Company.  If an amendment to the Trust Agreement as a whole could reasonably be anticipated to have an adverse impact on an Executive or Beneficiary (including but not limited to an impact on the amount, likelihood or timing of payment of any amount due or that may become due under an Executive Compensation Plan) or to affect an Executive’s or Beneficiary’s voting rights, then the amendment shall also require the written consent of the majority of the total number of Executives and Beneficiaries of deceased Executives who remain entitled to benefits under the Executive Compensation Plans at such time who could reasonably be anticipated to be adversely impacted by the amendment.

If the amendment to a particular Sub-Trust could reasonably be anticipated to have an adverse impact on the Executive or Beneficiary as to whom the Sub-Trust relates (including but not limited to an impact on the amount, likelihood or timing of payment of any amount due or that may become due under an Executive Compensation Plan) or to affect an Executive’s or Beneficiary’s voting rights, then the amendment to the Sub-Trust shall also require the written consent of the Executive or Beneficiary to whom the Sub-Trust relates.

Notwithstanding the foregoing, no such amendment shall conflict with the terms of an Executive Compensation Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 of this Trust Agreement.

(b)Trustee; Investment Manager.

The powers, duties and liabilities of the Trustee and any Investment Manager under this Trust Agreement cannot be changed without their mutual written consent.

8.2Termination.

(a)Timing.

Subject to the allocation of assets provided in Section 8.2(c), below, each Sub-Trust shall automatically terminate when an Executive and/or Beneficiary is no longer entitled to benefits pursuant to the terms of the applicable Executive Compensation Plan; provided, however, that if any Executive or Beneficiary has an outstanding claim against the Company regarding his or her benefits under an Executive Compensation Plan, the Sub-Trust shall not terminate until the claim has been finally resolved, until all assets held in the Sub-Trust have been properly distributed, or until the Executive agrees in writing to the termination.  A Sub-Trust may also terminate with the written consent of the affected Executive or Beneficiary, as provided in Section 1.3.  The entire Trust shall terminate upon the termination of all Sub-Trusts.  Except as provided above, the Trust and each Sub-Trust shall not terminate with respect to an Executive or Beneficiary until the date on which such Executive and/or Beneficiary is no longer entitled to any benefits pursuant to the terms of any of the Executive Compensation Plans.

(b)Continuing Powers.

Upon termination of this Trust or any Sub-Trust, the Trustee shall continue to have such of the powers provided in this Trust Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust or Sub-Trust assets.

(c)Assets.

Upon termination of a Sub-Trust, all assets remaining in the Sub-Trust shall be allocated as provided in this Section 8.2(c).  The Trustee shall not make any transfer to another Sub-Trust or pay any funds to the Company under this Section 8.2 prior to satisfaction of all benefit obligations to which the applicable Sub-Trust relates.

(i)Direct Assets to Executive’s Sub-Trusts.  The Trustee shall transfer the assets from any terminated Sub-Trust to the other Sub-Trusts relating to the affected Executive, and allocate the assets among the Executive’s other Sub-Trusts proportionately based on the assets in the other Sub-Trusts, until such assets are fully allocated or such Sub-Trusts reach 100% of the amount necessary to pay the Executive the amount the Executive could be entitled to under the applicable Executive Compensation Plan.  If assets remain after the application of the immediately preceding sentence, such assets shall be allocated pursuant to Section 8.2(c)(ii) below.

(ii)Direct Assets to Other Sub-Trusts.  If there are assets remaining after the allocation provided for in Section 8.2(c)(i), above, the Trustee shall transfer the remaining assets from that Sub-Trust to the Sub-Trusts for all other Executives, and allocate the assets among the other Sub‑Trusts proportionately based on the assets in the other Sub-Trusts, until such assets are fully allocated or such Sub-Trusts reach 100% of the amount necessary to pay the Executive the amount the Executive could be entitled to under the applicable Executive Compensation Plan.

(iii)Return to the Company.  If assets remain after the application of Sections 8.2(c)(i) and (c)(ii), to the extent permitted by Section 3, such assets shall be returned to the Company.

(d)Trust.  Upon termination of the entire Trust, all assets remaining in the Trust shall be returned to the Company.

SECTION 9

Liability and Indemnification

9.1Liabilities Mutually Exclusive.

Except as otherwise provided in this Trust Agreement or by applicable law, the Company, the Trustee, the Committee, the Board of Directors, and each member thereof and each Investment Manager shall be responsible only for its or their own acts or omissions.

9.2Indemnification.

The Company hereby agrees to indemnify and hold harmless the Trustee and its directors, officers, employees and agents from and against all losses, damages, liabilities, claims, costs, and expenses, including reasonable attorneys’ fees, that the Trustee or its directors, officers, employees and agents may incur by reason of the negligence or willful misconduct of the Company or the Committee.  In making any distributions and taking any other action under this Trust Agreement, the Trustee may rely upon and shall be fully protected in relying upon, any notice, certificate, or other paper or written document provided by the Company or the Committee that is reasonably believed to be genuine and consistent with this Trust Agreement and the Executive Compensation Plans.

All duties and responsibilities of the Trustee shall be exercised in its sole and absolute discretion and, except as provided below, the Trustee and its directors, officers, employees and agents shall be protected from any loss or liability in the good faith exercise of that discretion.  The Company agrees that it will indemnify and hold harmless the Trustee and its directors, officers, employees and agents from and against all losses, damages, liabilities, claims, costs and expenses, including reasonable attorneys’ fees, that the Trustee may incur by reason of its good faith acts or omissions in the exercise of its discretion.  However, indemnification shall not apply to grossly negligent acts or omissions, acts or omissions in bad faith or to willful misconduct.

The indemnification obligation described in this Section 9.2 shall survive and continue after the termination of the Trust or any Sub-Trust and may not be altered or amended with respect to any current or former Trustee without its written consent.

SECTION 10

General Provisions

10.1Successor to the Company.

In the event the Company is succeeded by another entity, references to the Company in this Trust Agreement shall refer to the successor.

10.2Merger of Trustee.

If the Trustee is merged or consolidated with, or shall sell or transfer all or substantially all of its assets and business to another entity, or shall be in any manner reorganized or reincorporated, then the successor corporation or other entity shall continue to be the Trustee pending subsequent resignation or removal as provided in Section 7.

10.3Nonalienation.

Benefits payable to Executives and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.  An interest in an amount promised shall not provide collateral or security for a debt of an Executive or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of an Executive or Beneficiary, through legal process or otherwise.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

10.4Severability.

Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

10.5Governing Law.

This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, to the extent not preempted by federal law.

10.6Notices.

Notices pursuant to this Trust Agreement shall be given by first class or priority U.S. mail or by commercial express delivery and shall be addressed to:

Company:

SpartanNash Company

Attn:  General Counsel

850 76th Street S.W.

P.O. Box 8700

Grand Rapids, Michigan 49518

Trustee:

Attn:

10.7Counterparts.

This Trust Agreement and any amendment hereto may be executed in two or more counterparts.

10.8Gender and Number.

Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

10.9Scope of this Agreement.

This Trust Agreement will be binding on the Executives and all other persons entitled to any  benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee, and any Investment Managers, and their successors and assigns.

10.10Statutory References.

Any references in this Trust Agreement to a section of the Code or any other statute or regulation shall include any comparable section or sections that amends, supplements, or supersedes that section.

10.11Headings.

The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Trust Agreement or the construction of any provision thereof.

10.12Section 409A.

This Trust is intended to comply with the trust funding restrictions of Section 409A(b) of the Code and shall be interpreted and operated consistently with those intentions.

IN WITNESS WHEREOF, this Trust Agreement is executed on behalf of the Company, and the Trustee by their respective authorized officers, as of the day and year set forth above.

SPARTANNASH COMPANY

By

Its

[TRUSTEE]

By

Its

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